                                                                     EXHIBIT 5.1


                      POSTERNAK, BLANKSTEIN & LUND, L.L.P.
                                ATTORNEYS AT LAW
                             ----------------------
                             100 CHARLES RIVER PLAZA
                        BOSTON, MASSACHUSETTS 02114-2723


TEL   617-973-6100
FAX   617-367-2315
E-MAIL  PBL@PBL.COM

ERIK LUND, P.C.
NOEL G. POSTERNAK, P.C.
RICHARD K. BLANKSTEIN, P.C.
DONALD H. SIEGEL, P.C.
DAVID M. SALTIEL
IRA J. DEITSCH
ROSANNA SATTLER
MICHAEL J. STONE
GEORGE A. BERMAN
RUSSELL K. DUNNING
LAURENCE FIELD
GERALD J. BILLOW
JOHN EGAN
LAWRENCE L. ATHAN, JR.
CATHERINE J. SAVOIE
ROBERT M. SCHLEIN
DUSTIN F. HECKER
VALERIE C. SAMUELS
MICHAEL L. ANDRESINO
LAUREN JENNINGS
STEVEN S. BROADLEY
DAVID Y. LI
JO-ANN M. MARZULLO
DEBORAH DIVERDI CARLSON
SUSAN E. COHEN
DAVID C. HARLOW
DAVID B. WESTEBBE
JAMES M. LYLE
JOSEPH P. CRIMMINS
NICHOLAS J. NESGOS
VINCENT M. AMOROSO
KEVIN J. O'CONNELL
PATRICIA A. HOULIHAN
JULIE E. HAWKINS
DANIELLE N. CANNITO
JAMES E. TAMAGINI, JR.
JOHN F. COHAN
JOHN S. DAY
CABOT J. LEWIS
CHRISTIAN HARLAN SEGALL
HEATHER A. LACEY
ANNIE R. GEORGE
-------------

   OF COUNSEL
ROBERT O. RESNICK
SUSAN S. RIEDEL
JON C. COWEN
RANDALL J. CARRIGAN
PETER B. KELMAN



                                            June 9, 2000


National Dentex Corporation
526 Boston Post Road
Wayland, Massachusetts 01778

         Re:  Registration Statement on Form S-8
              ----------------------------------

Ladies and Gentlemen:

     This opinion is rendered to you in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), by National Dentex Corporation, a Massachusetts corporation (the "Company"), relating to an aggregate of 100,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock") issuable upon the exercise of options granted under the Company's 1992 Employees' Stock Purchase Plan (the "Plan").

     We have acted as counsel to the Company in connection with the preparation of the Registration Statement. For purposes of this opinion, we have examined the Articles of Organization and By-laws, each as amended and restated, of the Company; the Plan, as amended to date; such records of the corporate proceedings of the Company as we have deemed material; the Registration Statement and all exhibits thereto; and such other documents as we have deemed necessary to enable us to render this opinion.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts.

     In rendering the opinion expressed herein, we assume that all steps necessary to comply with the registration requirements of the Securities Act and with applicable requirements of state law regulating the sale of securities will be duly taken.

POSTERNAK, BLANKSTEIN & LUND, L.L.P.

National Dentex Corporation
June 9, 2000
Page 2



     Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized for issuance by all necessary corporate action and, when issued and delivered against payment of the consideration therefor as set forth in the Plan, will be validly issued, fully paid and nonassessable.

     This opinion is rendered solely for your benefit, and may not be relied upon by any other party without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement.

                                     Very truly yours,

                                     POSTERNAK, BLANKSTEIN & LUND, L.L.P.



                                     By:  /s/ MICHAEL L. ANDRESINO
                                          -------------------------------------
                                          A Partner Thereof